UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 23, 2015

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

495 Commerce Drive, Suite 3

Amherst, New York 14228

(Address of Principal Executive Offices, including zip code)

(716) 242-8634

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On December 23, 2015, Allied Motion Technologies Inc., through its wholly-owned subsidiary, Allied Motion Technologies B.V., (“Allied Motion”) entered into a Share Purchase Agreement (the “Purchase Agreement”) to purchase all of the outstanding equity interests of Heidrive GmbH, a German limited liability company (“Heidrive”) from palero fünf S.à r.l. (the “Seller”), for €20 million (approximately US$22 million), which includes certain management performance bonuses to be paid after closing.

The Purchase Agreement contains customary representations, warranties and covenants of Allied Motion and the Seller, including, among others, covenants by Heidrive to conduct its business in the ordinary course before the closing date of the acquisition.  Pursuant to the Purchase Agreement, the acquisition is subject to customary conditions to closing.  The acquisition is expected to close early in the first quarter of 2016.

The Purchase Agreement provides for Allied Motion to be indemnified for losses resulting from breaches of the Seller’s representations, warranties and covenants, certain tax and environmental liabilities and certain other matters for claims are made on or before 21 months after execution of the Purchase Agreement, subject to certain exceptions.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants of Allied Motion and the Seller contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Purchase Agreement, (b) have been qualified by confidential disclosures made in the disclosure schedules delivered in connection with the Purchase Agreement, (c) are subject to materiality qualifications contained in the Purchase Agreement, which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (e) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Allied Motion, Heidrive, the Seller or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of Allied Motion, Heidrive, the Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Allied Motion’s public disclosures.

Item 7.01                                           Regulation FD Disclosure

On December 23, 2015, Allied Motion Technologies Inc. issued the press release attached hereto as Exhibit 99.1 announcing that Allied Motion had agreed to acquire Heidrive GmbH on the terms and subject to the conditions set forth in the Purchase Agreement. The press release attached to this Current Report on Form 8-K as Exhibit 99.1 is incorporated herein by reference.

The information in this Item 7.01, including the information attached hereto as Exhibit 99.1, is being furnished, not filed, pursuant to Regulation FD. Accordingly, such information will not be incorporated by reference into any registration statement filed by Allied Motion Technologies Inc. under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Cautionary Note Regarding Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other known and unknown factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to, the failure to consummate, or a delay in the consummation of, the transaction; general economic conditions and conditions affecting the industries in which Allied Motion and Heidrive operate; Allied Motion’s ability to successfully integrate Heidrive’s operations and employees with Allied Motion’s existing business; the ability to realize anticipated growth, synergies and cost savings; and Heidrive’s performance and maintenance of important business relationships.

Allied Motion makes no commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement.

Item 9.01                                           Financial Statements and Exhibits

(a)                                 None

(b)                                 None

(c)                                  None

(d)                                 Exhibits

2.1                               Share Purchase Agreement regarding Heidrive GmbH between Allied Motion Technologies B.V. and palero fünf S.à r.l. dated December 23, 2015

99.1                        Press Release issued by Allied Motion Technologies Inc. on December 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2015

ALLIED MOTION TECHNOLOGIES INC.

	By:	/s/ Michael R. Leach
Michael R. Leach
Chief Financial Officer